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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT





BETWEEN: PHOENIX INTERNATIONAL LIFE SCIENCES INC., a corporation duly incorporated under the laws of Canada, having its head office at 2350 Cohen Street, in the City of Saint-Laurent, Quebec, and represented herein by its duly authorized representative,



                                           (hereinafter called "PHOENIX")





AND: STEPHANE HUGUET, M.D., domiciled and residing at 145 Linwood Crescent, Town of Mount Royal, Quebec H3P 1J1,



                                         (hereinafter called "DR. HUGUET")



                  WHEREAS Phoenix wishes to retain the services of Dr. Huguet on the terms and conditions hereinafter set forth; and

                  WHEREAS Phoenix acknowledges that Dr. Huguet enters into this Employment Agreement in consideration of Phoenix's undertaking that it EXPECTS THAT WITHIN THREE (3) WEEKS AND IN ANY CASE NO LATER THAN THREE
         (3) MONTHS AFTER SIGNATURE OF THIS EMPLOYMENT AGREEMENT, IT WILL obtain the necessary certificate of acceptance or employment authorization for Dr. Huguet; and

                  WHEREAS Phoenix and Dr. Huguet wish to acknowledge by this agreement their mutual rights and obligations with respect to Dr. Huguet's employment by Phoenix.



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                  NOW THEREFORE, in consideration of the mutual covenants
         contained herein, the parties hereto hereby agree as follows:



1        PREAMBLE

         1.1      The preamble is deemed to form part of this agreement.

2        POSITION

         2.1 Dr. Huguet's title with Phoenix shall be President and Chief Operating Officer, PHOENIX CANADA (a division of Phoenix), reporting to the Chairman and CEO of Phoenix. Dr. Huguet will be a member of the company's corporate Executive Management Committee, together with the CEO and other executives. (see attached Schedule "A" entitled "Initial Position Description").

3        OTHER EMPLOYMENT AND DUTY TO DEVOTE WHOLE TIME

         3.1 Dr. Huguet agrees that during the term of his employment, he shall devote his full time and efforts to Phoenix and shall not, directly or indirectly, engage in any business competitive with or similar to the business carried on by Phoenix.

4        REMUNERATION AND OTHER BENEFITS

         4.1 Signing bonus: Upon execution of this agreement and in consideration thereof Dr. Huguet shall be entitled to receive a signing bonus of $100,000, less applicable deductions, which will be paid immediately by Phoenix to Dr. Huguet as a lump sum payment.

         4.2 BASE SALARY: Dr. Huguet's starting annual salary shall be $240,000, less all applicable deductions, PAYABLE BI-WEEKLY IN ARREARS.

         4.3 BASE SALARY INCREASES: Dr. Huguet will BE ELIGIBLE TO receive annual increases of his base salary. Said increases will be based on his ability to fulfill the position description and consistent with decisions of Phoenix's Board of Directors.

         4.4 CAR EXPENSES: DR. HUGUET WILL RECEIVE A CAR ALLOWANCE OF $5,000 ANNUALLY.



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         4.5      HOUSE RENT: PHOENIX WILL PAY THE GROSS RENT ON DR. HUGUET'S
                  HOUSE, ON A MONTHLY BASIS. THIS RENT IS CURRENTLY $4,000 MONTHLY. PHOENIX WILL PAY FOR REASONABLE INCREASES IN RENT, AS NEGOTIATED WITH THE OWNER.

         4.6 BENEFIT PLANS: Subject to completion by Dr. Huguet of any medical examinations and other like procedures and such inquiries required by Phoenix's insurers, Phoenix shall pay and maintain a short term and long term disability benefits and insurance coverage CONSISTENT WITH THE BENEFITS PROVIDED TO OTHER CANADIAN EXECUTIVES OF PHOENIX.

                  Dr. Huguet shall be entitled to participate in all present or future benefit, insurance, bonus, profit sharing, incentive, remuneration or compensation plans, stock ownership or purchase plans which Phoenix makes available to management and/or key employees IN CANADA.

         4.7 VACATION: Dr. Huguet will be entitled to four (4) weeks (twenty (20) working days) annual vacation.

         4.8 BONUS: Dr. Huguet will be entitled to receive an annual bonus on Phoenix's Executive Bonus Plan, which plan is subject to review by the Board of Directors on an annual basis.

         4.9 SERVICES OF AN ACCOUNTANT: EACH YEAR, PHOENIX WILL PROVIDE AT ITS EXPENSE ACCOUNTING SERVICES FOR DR. HUGUET FOR THE PURPOSE OF PREPARING AND SUBMITTING HIS ANNUAL INCOME TAX RETURNS TO THE APPROPRIATE GOVERNMENTAL AGENCIES, PROVIDED HOWEVER THAT THE COST OF THESE SERVICES SHALL NOT EXCEED $3,000.

         4.10 ATTORNEYS AND ACCOUNTANT FEES: Any and all attorneys and/or accountant fees that were paid or incurred by Dr. Huguet in order to revise and conclude the present Employment Agreement with Phoenix will be reimbursed by Phoenix to Dr. Huguet upon presentation of a proof of payment of said fees and provided such fees do not exceed $6,000.

5        PROFESSIONAL LIABILITY INSURANCE

         5.1 Dr. Huguet will be covered by professional liability insurance to which the company subscribes, to the same extent as all Phoenix senior executives of his level.

6        PHOENIX SHARE OPTIONS



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         6.1      Within one week of Dr. Huguet's first day of employment at
                  Phoenix Dr. Huguet will be awarded options to purchase 250,000 Phoenix shares. These options may be exercised as they become vested, subject to securities commission and stock exchange regulations. The options vest progressively on each anniversary of the date of granting of the options, as follows:


                                               CUMULATIVE

                         YEAR                   %  VESTED
                         ----                  ----------
                         1998                      4%

                         1999                      16%

                         2000                      36%

                         2001                      64%

                         2002                      100%



         6.2 The exercise price of the options shall be the average Market Price on the five trading days preceding the day the options are granted to Dr. Huguet. Market Price is defined as the average of the high and low prices of Phoenix's Common Shares on the Montreal Exchange and the Toronto Exchange on a trading day or, if there were no trades that day, the average of the bid and ask quotations for that day.

         6.3      SUBJECT TO THE CHANGE IN CONTROL AGREEMENT ATTACHED HERETO
                  AS ANNEX "A" AND WHICH IS EXECUTED CONCURRENTLY HEREWITH (THE "CHANGE IN CONTROL AGREEMENT"), if Dr. Huguet's employment is terminated before the fifth anniversary of the granting of options in the year 2002, Dr. Huguet will have sixty (60) days, after his employment ceases, to exercise vested options. Subsequent to this sixty (60) days, all options will expire automatically.

         6.4 DR. HUGUET AND PHOENIX AGREE THAT THE OTHER TERMS AND CONDITIONS OF PHOENIX'S KEY EMPLOYEE SHARE OPTION PLAN (ATTACHED HERETO AS ANNEX "B"), AS AMENDED FROM TIME TO TIME, SHALL APPLY TO THE OPTIONS HELD BY HIM, SAVE THAT IN THE EVENT OF A PROPOSED CHANGE OF CONTROL OF PHOENIX, INCLUDING UNDER A TAKEOVER BID, OR ANY OF THE OTHER CIRCUMSTANCES COVERED BY THE CHANGE IN CONTROL AGREEMENT, THE TERMS AND CONDITIONS OF THE CHANGE OF CONTROL AGREEMENT CONCERNING
                  THE VESTING AND EXERCISABILITY OF THE OPTIONS SHALL APPLY AND OVERRIDE THE PROVISIONS HEREOF AND OF THE KEY EMPLOYEES SHARE OPTION PLAN.

         6.5 This offer of employment and the grant of stock options is conditional on signature of the attached Confidentiality, Proprietary Rights, regulatory Compliance and Non-Competition Agreement (Schedule "C" attached) that requires, among other things, that DR. HUGUET not compete with Phoenix for one year after leaving the company.



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7        TERM OF THE AGREEMENT

         7.1 Subject to Section 9, Dr. Huguet's employment shall commence on January 1, 1998 and shall be for an indeterminate term.

         7.2 Dr. Huguet may however, at his option, decide to start his employment earlier.

         7.3      Dr. Huguet will not be considered in breach of Section 7.1 or
                  7.2 of this Employment Agreement if he is unable to start work with Phoenix on the date specified in Section 7.1, due to illness or other personal indisposition, or by reason of circumstances beyond his reasonable control or because Phoenix has not obtained the necessary certificate of acceptance or employment authorization.

8        TERMINATION

         8.1 TERMINATION BY PHOENIX FOR SERIOUS REASON: Phoenix may terminate this Employment Agreement at any time, for a serious reason. If Phoenix exercises its rights under this sub-section to terminate this Employment Agreement, Dr. Huguet shall not be entitled to receive any further remuneration, save any accrued base salary, benefits or bonuses accrued as at the date of termination and calculated notwithstanding any requirement for completing a full fiscal year or other period. For the purposes of this agreement, a "serious reason" shall mean that Dr. Huguet:

                  a) has willfully refused, without valid reason, to comply with the reasonable instructions of the Board of Directors or the CEO given to him in his capacity as an executive of Phoenix having duties and privileges of an executive character as undertaken pursuant to the terms of this Agreement;

                  b) has committed misconduct or has been grossly negligent in the performance of his duties hereunder;

                  c) commits wrongful acts directly against the interests of Phoenix or against its property;

                  d) becomes subject in any way to bankruptcy or insolvency laws; or

                  e) commits and is found guilty of an indictable criminal offense or other similar offense involving fraudulent or dishonest conduct.



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         8.2      TERMINATION BY PHOENIX WITHOUT SERIOUS REASON

                  8.2.1 Phoenix may also terminate this agreement without a serious reason (if not related Phoenix's inability to obtain a certificate of acceptance or employment authorization which case shall be governed by
                           Section 9) at will and for any reason whatsoever by giving Dr. Huguet an appropriate 6 month prior notice.

                  8.2.2 In order to give notice as set out in Section 8.2.1, Phoenix may, at any time prior to or during said notice period, choose to immediately discharge Dr. Huguet provided that Dr. Huguet is compensated for the duration or the remainder of said notice period by the payment of an amount equal to the gross base salary, all (calculated notwithstanding any requirement for completing a full fiscal year or other period) and all other benefits Dr. Huguet would have been entitled to if he had remained in the employment of Phoenix for the duration or any remainder of said notice period.

                  8.2.3 Phoenix's obligation to give the aforesaid 6 month notice or make payment in lieu thereof, will not be reduced or affected if Dr. Huguet has secured alternative employment.

                  8.2.4 In the event that Dr. Huguet has not commenced alternative equivalent employment within 6 months from the date notice of termination was given, he will be entitled to receive and Phoenix shall continue to pay him the equivalent of his gross base salary as at termination, by way of bi-weekly installments. Such bi-weekly payments shall commence 6 months from the date notice or termination was given and continue to be paid until such time as Dr. Huguet shall have commenced alternative employment. In no event shall such payments continue for more than 18 months (36 bi-weekly payments) after the first of such payments was made.

         8.3      TERMINATION BY DR. HUGUET: Dr. Huguet may (subject to
                  Section 9), at his option, terminate this agreement for any reason whatsoever provided that Phoenix is given at least 12 weeks notice before said termination becomes effective.

9        INABILITY TO OBTAIN A CERTIFICATE OF ACCEPTANCE OR EMPLOYMENT
         AUTHORIZATION

         9.1 In the event Dr. Huguet is unable to commence or assume his employment by reason of Phoenix's inability to obtain a proper certificate of acceptance or employment authorization within 3 months of January 1, 1998, or if

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

                  Dr. Huguet is subsequently unable to perform his duties hereunder by reason of Phoenix's failure to maintain such certificate of acceptance or employment authorization, Phoenix agrees that Dr. Huguet will suffer irreparable harm and will therefore have the right to immediately receive from Phoenix, a lump sum payment equivalent to 2 years of Dr. Huguet's base salary and all benefits hereunder, payable as liquidated damages.

         9.2 Such lump sum payment will be due and payable to Dr. Huguet on the date it will have been confirmed that Dr. Huguet will not be able to fulfill his obligations hereunder because of Phoenix's inability to obtain or maintain, as the case may be, said certificate of acceptance or employment authorization. Upon such confirmation, Dr. Huguet shall be released from any further obligations hereunder.

10       TERMINATION FOLLOWING CHANGE IN CONTROL

         10.1 In the event of a Change in Control or proposed Take-over Bid (within the meaning of and as such terms are defined in the Change in Control Agreement), the terms and conditions of the Change of Control Agreement with respect to termination of employment shall override the provisions hereof to the extent and provided that they are no less favorable than these herein contained.

11       OBLIGATIONS OF PHOENIX

         11.1 It is agreed that the obligations of Phoenix pursuant to Sections 2,4,5 and 6 will only commence once Dr. Huguet will have started work on a permanent full time basis with Phoenix in accordance with Section 2 and 7 hereof.

12       CONFIDENTIAL INFORMATION / NON-COMPETITION UNDERTAKINGS

         12.1 Dr. Huguet shall sign concurrently herewith the Confidentiality, Proprietary Rights, Regulatory Compliance and Non-Competition Agreement with Phoenix, which Agreement shall be, in form and content, satisfactory to Phoenix (see attached Schedule "C").

         12.2 Dr. Huguet fully understands the provisions of this Agreement and the Confidentiality, Proprietary Rights, Regulatory Compliance and Non-Competition Agreement (Schedule "C" attached), having had ample opportunity to review same and consult counsel, if desired. Subject to Section 13 of this Employment Agreement, Dr. Huguet recognizes that, consistent with Phoenix's policies for all of its executives and senior managers who have equity in the company or who receive stock options, this agreement binds Dr. Huguet to non-competition restrictions for one year after his employment with Phoenix ceases.



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         12.3
                  Notwithstanding anything contained in the Confidentiality, Proprietary Rights, Regulatory Compliance and Non-Competition Agreement, Dr. Huguet shall not be in breach of that agreement if subsequent to the termination of his employment with Phoenix, he owns, maintains, operates, joins, controls, participates in, is connected with or has an interest in, as an officer, advisor, consultant, employee, partner, stockholder or otherwise in a pharmaceutical or biotechnology company, or an educational institution, provided that such company's or institution's core activities are not the provision to Phoenix's Clients (as defined in the Confidentiality, Proprietary Rights, Regulatory Compliance and Non-Competition Agreement) of services or computer software that compete with Phoenix's services or computer software.

13       SURVIVAL OF RESTRICTIVE COVENANTS

         13.1     The parties agree that the undertakings of Dr. Huguet under
                  Section 5 of the Confidentiality, Proprietary Rights, Regulatory Compliance and Non-Competition Agreement, shall only survive termination of this agreement in accordance with their respective terms, in the event that Dr. Huguet's employment is terminated by Phoenix, for a serious reason and/or following Dr. Huguet's resignation (if such resignation does not follow Change of Control, a constructive dismissal, or Phoenix's inability to obtain or maintain an employment authorization as set out in Section 9 of this Agreement).

14       DAMAGES

         14.1     Dr. Huguet hereby agrees that any breach by him of Sections
                  3.1 or 7.1 of this Employment Agreement, or of the Confidentiality, Proprietary Rights, Regulatory Compliance and Non-Competition Agreement will entitle Phoenix to damages of no less than $100,000, which amount shall not be reduced for partial performance or any other reason whatsoever.

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

15       GENERAL

         15.1 If any provision of this agreement is unenforceable or invalid, for any reason whatsoever, such enforceability or invalidity will not affect the enforceability or validity of the remaining provisions of this agreement and such provision will be severable from the remainder of this agreement.

         15.2 This agreement shall be governed and construed in accordance with the laws of the Province of Quebec and federal laws of Canada applicable therein.

         15.3 No consent to or waiver of any breach of a term of provision of this agreement by either party shall be construed as a consent to or waiver of a subsequent breach of the same term or provision, nor shall it be considered a consent to or waiver of any other then existing or subsequent breach of a different term or provision.

         15.4 The parties declare that it is their desire that this agreement and all the documents and notices related thereto be drafted in the English language. Les parties ont manifeste le desir que la presente entente et tous les autres contrats, documents ou avis soient redigee en anglais.


                 IN WITNESS THEREOF, the parties have executed this agreement in



                 The City of St. Lawrent on the 7th day of November 1997




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


                                      PHOENIX INTERNATIONAL LIFE SCIENCES INC.

                                      Per:


                                      /s/ John W. Hooper
                                      ----------------------------------------
                                      JOHN W. HOOPER, Ph.D.
                                      CHAIRMAN and CEO




                                      /s/ Stephane Huguet
                                      ----------------------------------------
                                      Dr. Stephane Huguet





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